                                                               EXHIBIT 99.ANN
================================================================================


                             CAROLCO PICTURES INC.,
                                     Issuer

                                      AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                    Trustee

                         ______________________________

                                   INDENTURE

                          Dated as of October 14, 1994
                         ______________________________


                                  $50,000,000

                   7% Convertible Subordinated Notes Due 2006


================================================================================

                             CROSS REFERENCE TABLE


                 TIA Section              Indenture Section
                 -----------              -----------------
                 310(a)(1)                      9.10
                    (a)(2)                      9.10
                    (a)(3)                      N.A.
                    (a)(4)                      N.A.
                    (b)                    9.8, 9.10, 12.2
                    (c)                         N.A.
                 311(a)                       9.11, 9.3
                    (b)                         9.11
                    (c)                         N.A.
                 312(a)                          2.6
                    (b)                      12.2, 12.3
                    (c)                         12.3
                 313(a)                          9.6
                    (b)(1)                      N.A.
                    (b)(2)                       9.6
                    (c)                       9.6, 12.2
                    (d)                          9.6
                 314(a)                       6.4, 12.2
                    (b)                         N.A.
                    (c)(1)                      12.4
                    (c)(2)                      12.4
                    (c)(3)                      N.A.
                    (d)                         N.A.
                    (e)                         12.5
                 315(a)                        9.1(b)
                    (b)                       9.5, 12.2
                    (c)                        9.1(a)
                    (d)                        9.1(c)
                    (e)                         8.11
                 316(a)(1)(A)                    8.5
                    (a)(1)(B)                    8.4
                    (a)(2)                      N.A.
                    (b)                          8.7
                 317(a)(1)                       8.8
                    (a)(2)                       8.9
                    (b)                          2.5
                 318(a)                         12.1

       _______________
       N.A. means not applicable.
       NOTE: This Cross Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                    ARTICLE 1

                                          DEFINITIONS AND INCORPORATION
                                                  BY REFERENCE

SECTION 1.1   DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
SECTION 1.2   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT   . . . . . . . . . . . . . . . . . . . . . .    8
SECTION 1.3.  RULES OF CONSTRUCTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

                                                    ARTICLE 2

                                                 THE SECURITIES

SECTION 2.1   FORM AND DATING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
SECTION 2.2   SECURITIES ISSUABLE IN SERIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
SECTION 2.3   EXECUTION, AUTHENTICATION, DELIVERY AND DENOMINATIONS   . . . . . . . . . . . . . . . . . . . .   10
SECTION 2.4   REGISTRAR AND PAYING AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
SECTION 2.5   PAYING AGENT TO HOLD MONEY IN TRUST   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
SECTION 2.6   SECURITY HOLDER LISTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
SECTION 2.7   TRANSFER, EXCHANGE AND RESTRICTIVE LEGEND   . . . . . . . . . . . . . . . . . . . . . . . . . .   12
SECTION 2.8   REPLACEMENT SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
SECTION 2.9   OUTSTANDING SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
SECTION 2.10  TREASURY SECURITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 2.11  TEMPORARY SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 2.12  CANCELLATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
SECTION 2.13  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED  . . . . . . . . . . . . . . . . . . . . . . . .   14
SECTION 2.14  PERSONS DEEMED OWNERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                                                    ARTICLE 3

                                                   REDEMPTION

SECTION 3.1   OPTIONAL REDEMPTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
SECTION 3.2   NOTICES TO TRUSTEE.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 3.3   SELECTION OF SECURITIES TO BE REDEEMED.   . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 3.4   NOTICE OF REDEMPTION.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 3.5   EFFECT OF NOTICE OF REDEMPTION.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 3.6   DEPOSIT OF REDEMPTION PRICE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 3.7   SECURITIES REDEEMED IN PART.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                                                                                               Page
                                                                                                               ----
                                                    ARTICLE 4

                                                   CONVERSION

SECTION 4.1   CONVERSION AT THE ELECTION OF THE COMPANY   . . . . . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 4.2   CONVERSION PRIVILEGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 4.3   CONVERSION PROCEDURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 4.4   FRACTIONAL SHARES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 4.5   TAXES ON CONVERSION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 4.6   COMPANY TO PROVIDE STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 4.7   ADJUSTMENT FOR CHANGE IN CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
SECTION 4.8   ADJUSTMENT FOR RIGHTS ISSUE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
SECTION 4.9   ADJUSTMENT FOR CERTAIN DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 4.10  ADJUSTMENT FOR EXTRAORDINARY CASH DIVIDENDS   . . . . . . . . . . . . . . . . . . . . . . . . .   23
SECTION 4.11  ADJUSTMENT FOR COMMON STOCK ISSUE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 4.12  CONSIDERATION RECEIVED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 4.13  WHEN ADJUSTMENT MAY BE DEFERRED   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 4.14  WHEN NO ADJUSTMENT REQUIRED   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 4.15  NOTICE OF ADJUSTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 4.16  VOLUNTARY INCREASE OF CONVERSION RATE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 4.17  NOTICE OF CERTAIN TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 4.18  PROVISIONS IN CASE OF MERGER, CONSOLIDATION, SALE OF ASSETS OR ACQUISITION OF STOCK . . . . . .   27
SECTION 4.19  COMPANY DETERMINATION FINAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 4.20  TRUSTEE'S ADJUSTMENT DISCLAIMER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

                                                    ARTICLE 5

                                                  SUBORDINATION

SECTION 5.1   SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 5.2   NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES   . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 5.3   SECURITIES SUBORDINATED TO PRIOR PAYMENTS OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION,
              LIQUIDATION OR REORGANIZATION OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . .   30
SECTION 5.4   SECURITY HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS . . . . . . . . .   31
SECTION 5.5   RESTRICTION ON ACCELERATION, COMMENCEMENT OF SUITS AND BANKRUPTCY PROCEEDINGS . . . . . . . . .   31
SECTION 5.6   OBLIGATIONS OF THE COMPANY UNCONDITIONAL  . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 5.7   TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE   . . . . . . . . . . .   33
SECTION 5.8   APPLICATION BY TRUSTEE OF MONIES DEPOSITED WITH IT  . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 5.9   SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR


                                                                                                               Page
                                                                                                               ----
              OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS  . . . . . . . . . . . . . . . . . .   33
SECTION 5.10  SECURITY HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES  . . . . . . . . .   34
SECTION 5.11  RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS AND RECEIVE COMPENSATION . . . . . . . . . . . . .   34
SECTION 5.12  ARTICLE 5 NOT TO PREVENT EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 5.13  NO FIDUCIARY DUTY TO HOLDERS OF SENIOR INDEBTEDNESS   . . . . . . . . . . . . . . . . . . . . .   34

                                                    ARTICLE 6

                                                    COVENANTS

SECTION 6.1   PAYMENT OF SECURITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
SECTION 6.2   MAINTENANCE OF OFFICE OR AGENCY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
SECTION 6.3   MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST   . . . . . . . . . . . . . . . . . . . . . .   36
SECTION 6.4   SEC REPORTS TO SECURITY HOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
SECTION 6.5   COMPLIANCE CERTIFICATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 6.6   NOTICE OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 6.7   WAIVER OF STAY, EXTENSION OR USURY LAWS   . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 6.8   CORPORATE EXISTENCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 6.9   MAINTENANCE OF PROPERTIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 6.10  PAYMENT OF TAXES AND OTHER CLAIMS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 6.11  INSURANCE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 6.12  MAINTENANCE OF BOOKS AND RECORDS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 6.13  COMPLIANCE WITH LAWS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 6.14  RESTRICTED PAYMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 6.15  LIMITATION ON CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND AFFILIATES . . . . . . . . . . . . .   40
SECTION 6.16  COMPANY OR SUBSIDIARIES MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS   . . . . . . . . . . . . .   40

                                                    ARTICLE 7

                                              SUCCESSOR CORPORATION

SECTION 7.1   SUCCESSOR CORPORATION SUBSTITUTED   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

                                                    ARTICLE 8

                                              DEFAULTS AND REMEDIES

SECTION 8.1   EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 8.2   ACCELERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
SECTION 8.3   OTHER REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

                                                                                                               Page
                                                                                                               ----
SECTION 8.4   WAIVER OF PAST DEFAULTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
SECTION 8.5   CONTROL BY MAJORITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
SECTION 8.6   LIMITATION ON SUITS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
SECTION 8.7   RIGHTS OF HOLDERS TO RECEIVE PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
SECTION 8.8   COLLECTION SUIT BY TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
SECTION 8.9   TRUSTEE MAY FILE PROOFS OF CLAIM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 8.10  PRIORITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 8.11  UNDERTAKING FOR COSTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 8.12  RESTORATION OF RIGHTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 8.13  RIGHTS AND REMEDIES CUMULATIVE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 8.14  DELAY OR OMISSION NOT WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

                                                    ARTICLE 9

                                                     TRUSTEE

SECTION 9.1   DUTIES OF TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
SECTION 9.2   RIGHTS OF TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 9.3   INDIVIDUAL RIGHTS OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 9.4   TRUSTEE'S DISCLAIMER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 9.5   NOTICE OF DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 9.6   REPORTS BY TRUSTEE TO HOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 9.7   COMPENSATION AND INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 9.8   REPLACEMENT OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 9.9   SUCCESSOR TRUSTEE BY MERGER, ETC.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 9.10  ELIGIBILITY; DISQUALIFICATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
SECTION 9.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY   . . . . . . . . . . . . . . . . . . . . . .   53
SECTION 9.12  AUTHENTICATING AGENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

                                                   ARTICLE 10

                                             DISCHARGE OF INDENTURE

SECTION 10.1  TERMINATION OF COMPANY'S OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
SECTION 10.2  APPLICATION OF TRUST MONEY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
SECTION 10.3  REPAYMENT TO COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
SECTION 10.4  REINSTATEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

                                                   ARTICLE 11

                                             AMENDMENTS AND WAIVERS

SECTION 11.1  WITHOUT CONSENT OF HOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 11.2  WITH CONSENT OF HOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

                                                                                                               Page
                                                                                                               ----
SECTION 11.3  COMPLIANCE WITH TRUST INDENTURE ACT; EFFECT OF SUPPLEMENTAL INDENTURES  . . . . . . . . . . . .   58
SECTION 11.4  REVOCATION AND EFFECT OF CONSENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
SECTION 11.5  NOTATION ON EXCHANGE OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
SECTION 11.6  TRUSTEE PROTECTED   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

                                                   ARTICLE 12

                                                  MISCELLANEOUS

SECTION 12.1  TRUST INDENTURE ACT CONTROLS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
SECTION 12.2  NOTICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
SECTION 12.3  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . .   61
SECTION 12.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . .   61
SECTION 12.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION   . . . . . . . . . . . . . . . . . . . . . . . .   61
SECTION 12.6  RULES BY TRUSTEE AND AGENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 12.7  NO RECOURSE AGAINST OTHERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 12.8  DUPLICATE ORIGINALS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 12.9  GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 12.10  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 12.11  SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 12.12  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

ACKNOWLEDGEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

                 INDENTURE, dated as of October 14, 1994, by and between Carolco Pictures Inc. (the "Company") and American Stock Transfer & Trust Company, a trust company organized and existing under the laws of New York (the "Trustee").

                 Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 7% Convertible Subordinated Notes due 2006:


                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                 Section 1.1      Definitions.

                 "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Agent" means any Registrar, Paying Agent, or Conversion Agent.

                 "Authenticate" or "authenticate" means with respect to the issuance, exchange or transfer of a Security, completion by the Trustee of all internal procedures and signature by the Trustee of the certificate of authentication on the Security. The terms "authenticated," "authenticating" and "authentication" have the appropriate correlative meanings.

                 "Authenticating Agent" means any Person (other than the Company) authorized to authenticate and deliver a Security on behalf of the Trustee pursuant to Section 9.12.

                 "Average Quoted Price" means the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the Time of Determination.

                 "Bankruptcy Law" shall have the meaning set forth in Section
8.1.

                 "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any authorized committee of that Board.

                 "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or the Assistant Secretary of such Person to have been duly adopted by the Board of Directors or a committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Business Day" means a day that is not a Legal Holiday in the states of California or New York.

                 "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock of such Person (if a corporation) or any and all equivalent ownership interests in a Person (other than a corporation) whether now outstanding or issued after the date of this Indenture.

                 "Capitalized Lease Obligation" means, with respect to any Person, for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

                 "Cash or Cash Equivalents" means, with respect to the holder of any Senior Indebtedness, cash currency or such other form of consideration acceptable to such holder.

                 "Common Stock" means the common stock, $0.01 par value, of the Company, as presently designated, and all shares hereafter authorized of any class or classes of common stock of the Company.

                 "Company" means the party named as such above until a successor replaces it pursuant to and in accordance with this Indenture and thereafter means the successor or any other obligor on the Securities.

                 "Company Conversion Date" shall have the meaning set forth in
Section 4.1(a).

                 "Company Conversion Notice" shall have the meaning set forth in Section 4.1(b).

                 "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, President or a Vice President, and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and delivered to the Trustee.

                 "Consolidated" or "consolidated," when used with reference to any amount, means such amount determined on a consolidated basis in accordance with GAAP consistently applied, after the elimination of intercompany items.

                 "Consolidated Net Worth" means, with respect to any Person, the consolidated stockholders' equity of the Person, including goodwill, determined in accordance with GAAP.

                 "Conversion Agent" shall have the meaning set forth in Section 2.3.

                 "Conversion Rate" shall be 1,333.33, subject to adjustment from time to time in accordance with Article 4.

                 "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 40 Wall Street, New York, New York 10005, Attention: Corporate Trust Administration.

                 "Custodian" shall have the meaning set forth in Section 8.1.

                 "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

                 "Defaulted Interest" shall have the meaning set forth in
Section 2.12.

                 "Designated Merger" shall mean any merger or consolidation of the Company with any or all of LIVE Entertainment Inc., The Vista Organization Ltd., Carolco Studios Inc. (Delaware), any Strategic Investor,
Metro-Goldwyn-Mayer Inc., or any of their respective Affiliates.

                 "Event of Default" shall have the meaning set forth in Section 8.1.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Extraordinary Cash Dividend" shall have the meaning set forth in Section 4.10.

                 "GAAP" means generally accepted accounting principles as in effect in the United States as of the time and for the period as to which such accounting principles are to be applied.

                 "Holder" or "Security Holder" means a Person in whose name a Security is registered on the Registrar's books.

                 "Indebtedness" means, at any date, without duplication, with respect to any Person, all obligations, contingent or otherwise, including accrued and unpaid interest in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof and whether or not such Person is the borrower or is jointly liable with the borrower), or evidenced by bonds, notes, debentures or similar instruments, or representing the balance deferred and unpaid of the purchase price of any property or any Capitalized Lease Obligations, or reimbursement obligations in respect of letters of credit, if and to the extent any of the foregoing obligations would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, and shall include, without limitation, (i) obligations of others secured by a Lien to which any property or asset, including leasehold interests under the Capitalized Lease Obligations and any other tangible or intangible property rights, owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed (provided that, if the obligations have not been assumed, such obligations shall be deemed to be in an amount equal to the fair market value of the property or properties to which the Lien relates, as determined in good faith by the Board of Directors of such Person and as evidenced by a Board Resolution), and (ii) guarantees with respect to the foregoing items (regardless of whether such items would appear upon such balance sheet).

                 "Indenture" means this Indenture as originally executed as it may be amended or restated from time to time.

                 "Interest Payment Dates" shall have the meaning given to such term in Exhibit A hereto.

                 "Issue Date" of any Security means the date on which such Security was originally issued or deemed issued as set forth on the face of such Security.

                 "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the States of California or New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Indenture, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                 "Maturity Date" means June 30, 2006.

                 "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

                 "Officer" means the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, any Vice President, the Chief

Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company, as the context may require.

                 "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of the Company, as the context may require.

                 "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or the Trustee.

                 "Optional Conversion Date" shall have the meaning set forth in
Section 4.3.

                 "Paying Agent" shall have the meaning set forth in Section 2.3.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

                 "Principal" of a debt security (including the Securities) means the principal of the security plus, when appropriate, the premium, if any, on such debt security.

                 "Qualified Capital Stock" of a Person or a Subsidiary of a Person means any Capital Stock of such Person or such Subsidiary that by its terms neither is, nor is convertible into or exchangeable for any other security of the Person or any Subsidiary thereof that is, or upon the happening of an event or the passage of time would be, required to be redeemed or, at the option of the holder, repurchased, in whole or in part, by such Person or any of its Subsidiaries on or prior to the Maturity Date of the Securities nor has, or upon the happening of an event or the passage of time would have, a sinking fund payment due on or prior to the Maturity Date of the Securities.

                 "Quoted Price" means, with respect to any security on any date, the closing sale price of such security as reported by the New York Stock Exchange, or if such security is not listed on the New York Stock Exchange but is listed on another securities exchange, the last reported sales price of such security on and as reported by such exchange for such date, which shall be for consolidated trading if applicable to such exchange, or if such security is not listed on a securities exchange, the last reported sales price of such security as reported by the NASDAQ National Market System or, if neither traded on such system nor is listed, the average of the last reported bid and asked prices of such security on NASDAQ or any successor quotation system for such date. In the absence of one or more such quotations specified in the definition of Quoted Price, the Company shall determine such price on the basis of such quotations as it considers appropriate.

                 "Registrar" shall have the meaning set forth in Section 2.3.

                 "Regular Record Date" for the interest payable on any Interest Payment Date means the 15th day of the month (whether or not a Business Day), next preceding such Interest Payment Date.

                 "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

                 "Restricted Payment" means (i) the payment by the Company of any dividend, either in cash or in property, on, or the making by the Company of any other distribution on account of or for the benefit of the holders of, its Common Stock (other than dividends and distributions payable solely in Qualified Capital Stock of the Company), (ii) the redemption, repurchase, retirement or other acquisition for value (other than such actions undertaken solely with shares of Qualified Capital Stock of the Company), by the Company or any Subsidiary of the Company, directly or indirectly, of Common Stock of the Company (or, except for payments to the Company, the Common Stock of any Subsidiary) or of any warrants, rights or options to purchase or acquire shares of such Common Stock, or (iii) the payment by the Company to holders of the Company's 5% Payment-in-Kind Convertible Subordinated Notes due 2002 of cash in respect of interest due on, or the redemption, repurchase, retirement (other than at maturity) or other acquisition of, the 5% Payment-in-Kind Convertible Subordinated Notes due 2002 of the Company. Notwithstanding the foregoing, no payment in connection with any of the transactions comprising the Restructuring shall constitute Restricted Payments.

                 "Restructuring" means the restructuring transactions as set forth in the Company's filing with the SEC on form S-1 Registration No. 33-56380.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" means the 7% Convertible Subordinated Notes Due 2006 of the Company issued in one or more series under this Indenture.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Security Register" shall have the meaning set forth in
Section 2.5.

                 "Senior Indebtedness" means the principal of, premium, if any, and interest (including, without limitation, whether or not allowed by law, interest on any Indebtedness to banks or other financial institutions accruing after the filing of a petition or other document initiating any bankruptcy or similar proceeding with respect to the Company) on, and all other amounts owing with respect to, any Indebtedness of the Company, whether outstanding on the date of this Indenture or hereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Senior Indebtedness shall include, without limitation, (i) indebtedness under the Revolving Credit Loan Agreement and Security Assignment dated as of June 18, 1987 among the Company, Credit Lyonnais Bank Nederland N.V. ("CLBN") and certain other parties named therein, (ii) indebtedness under any agreement entered into between the Company and CLBN and/or other financial institutions and any refinancings, replacements and extensions thereof, (iii) indebtedness evidenced by the 11.5%/10% Reducing Rate Senior Notes due 2000 of the Company, (iv) indebtedness evidenced by the 13%/12% Reducing Rate Senior Subordinated Notes due 1999 of the Company, and
(v) indebtedness evidenced by the 13% Senior Subordinated Notes due December 1, 1996 of the Company. Notwithstanding anything herein to the contrary, however, Senior Indebtedness shall not include (i) in the case of each Security, the other Securities of any series, (ii) Indebtedness of the Company to a Subsidiary of the Company, (iii) Indebtedness to, or guaranteed on behalf of, any officer or director of the Company or (iv) indebtedness evidenced by the 5% Payment-in-Kind Convertible Subordinated Notes due 2002 of the Company. To the extent any payment of Senior Indebtedness whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise, is declared to be fraudulent or preferential under any bankruptcy, insolvency, receivership or similar law and, as a result thereof, such payment is recovered by, or paid over to, a trustee, receiver or other similar party or subordinated to other claims against the Company, the Senior Indebtedness or part thereof originally intended to be satisfied by such payment shall be deemed reinstated and outstanding as Senior Indebtedness as if such payment or subordination had not occurred.

                 "Significant Subsidiary" means, at any time, any Subsidiary that at such time would be a "significant subsidiary" within the meaning of Rule 1-02 of regulation S-X under the Securities Act and the Exchange Act as in effect on the date hereof.

                 "Special Record Date" shall have the meaning set forth in
Section 2.12.


                 "Strategic Investors" means Pioneer LDCA, Inc., Le Studio Canal+S.A. and RCS Video Services International B.V. and their respective Affiliates.

                 "Subsidiary" of the Company means (i) a corporation at least a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the date of the Indenture or thereafter owned by the Company, or (ii) any other Person (other than a corporation) in which the Company, directly or indirectly, at the date of the Indenture or thereafter, has at least a majority of voting interests or, in the case of such Persons which constitute joint ventures, is entitled to more than 50% of the income or any distributions, upon liquidation or otherwise, therefrom.

                 "Third Party Stock Price" shall have the meaning set forth in
Section 4.2.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided by Section 11.3.

                 "Time of Determination" means the time and date of the determination of shareholders entitled to receive rights, warrants or distributions, as the case may be, to which Article 4 applies.

                 "Trustee" means the party named as such above until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                 "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                 "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                 "Wholly Owned Subsidiary" of the Company means (i) a Subsidiary all of the Capital Stock of which is at the date of the Indenture or thereafter owned or controlled, directly or indirectly, by the Company or (ii) any other Person (other than a corporation) in which the Company, directly or indirectly, at the date of the Indenture or thereafter has 100% of the voting interest.

                 Section 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC;

                 "indenture securities" means the Securities;

                 "indenture security holder" means a Holder or a Security
Holder;

                 "indenture to be qualified" means this Indenture;

                 "indenture trustee" or "institutional trustee" means the Trustee; and

                 "obligor" on the indenture securities means the Company.

                 All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

                 Section 1.3. Rules of Construction. Unless the context otherwise requires:

                 (a)      a term has the meaning assigned to it;

                 (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (c)      "or" is not exclusive;

                 (d) words in the singular include the plural, and in the plural include the singular;

                 (e) provisions apply to successive events and transactions; and

                 (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE 2

                                 THE SECURITIES

                 Section 2.1 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by
Article IV of this Indenture and may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

                 The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 Section 2.2 Securities Issuable in Series. The Securities may be issued in one or more series. The Securities of any one series shall be substantially identical to the Securities of any other series except as to rate of conversions which shall be as provided in Article IV. All Securities of any one series shall be identical in all respects. All securities issued by the Company to the Strategic Investors shall be of the same series.

                 Section 2.3 Execution, Authentication, Delivery and Denominations. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                 Securities bearing the manual or facsimile signatures of individuals who were at the time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                 At any time and from time to time after the execution and delivery of this Indenture, Securities in one or more series may be executed by the Company and delivered to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

                 Each Security shall be dated the date of its authentication.

                 No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                 The Trustee shall authenticate Securities for original issue in one or more series in the aggregate principal amount of up to $50,000,000 upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. The order shall specify the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities), the amount of Securities of the series to be authenticated, the date on which the original issue of Securities of the series is to be authenticated and the names and denominations in which the original issue of Securities of the series are to be registered. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in this paragraph.

                 The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                 Section 2.4 Registrar and Paying Agent. The Company shall maintain an office or agency in New York, New York where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars, and one or more additional paying agents. The terms "Paying Agent" and "Conversion Agent" include any additional paying agent or conversion agent.

                 The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                 The Company initially appoints American Stock Transfer & Trust Company as "Registrar," "Paying Agent" and "Conversion Agent."

                 Section 2.5 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Security Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and such Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. While any payment default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

                 Section 2.6 Security Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Security Holders (such list, the "Security Register"). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Security Holders.

                 Section 2.7 Transfer, Exchange and Restrictive Legend. When Securities are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. Any transfer or exchange shall be without charge, except that the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, other than exchanges or conversions pursuant to Sections 2.11, 4.1 or 11.5. To the extent that any Securities shall have been designated as a separate series of Securities, any Securities issued upon registration of transfer or exchange shall be of the same series. The Registrar is not required to transfer or exchange any Security in respect of which a notice of conversion or notice of redemption has been given pursuant to Sections 4.1, 4.3 or 3.4. The Registrar shall not register the transfer or exchange of a Security unless the Holder and the prospective purchaser shall have complied with the transfer restrictions set forth on the face of such Security.

                 Each Security shall bear the following legend:

                            "The securities represented by this certificate
                 have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred except pursuant to an effective registration statement under said Act or an applicable exemption from the registration requirements thereof."

                 Section 2.8 Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series if the requirements of the Trustee and the Company are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond, sufficient in the judgment of the Trustee and the Company, to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and/or the Trustee may charge for its expenses in replacing a Security mutilated, lost, destroyed or wrongfully taken.

                 Section 2.9 Outstanding Securities. Subject to Section 2.10, Securities outstanding at any time means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                 (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (b) Securities, or portions thereof, for whose payment money in the necessary amount, including interest, including any Defaulted Interest, accrued to the date fixed for payment, has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust for the Holders of such Securities;

                 (c) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company; and

                 (d) Securities converted in accordance with Section 4.1 or Section 4.2.

                 Subject to Section 2.10, a Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security.

                 Section 2.10 Treasury Securities. In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities owned by the Company or any other obligor on the Securities which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities.

                 Section 2.11 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities without charge to the Holder. Until such exchange, such temporary Securities shall be entitled to the same rights, benefits and privileges as the definitive Securities.

                 Section 2.12 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall, subject to the record retention requirements of the Exchange Act, destroy cancelled Securities at the request of the Company and furnish a certificate of such destruction to the Company unless the Company instructs the Trustee in writing to return the Securities to the Company. Subject to Section 2.8, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

                 Section 2.13 Payment of Interest; Interest Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date or within the grace period provided in Section 8.1(a) hereof shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date set for such Interest Payment Date.

                 Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") or within the grace period provided in Section 8.1(a) hereof shall forthwith cease to be payable to the Person in whose name that Security was registered on the Regular Record Date for such Interest Payment Date and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                 (a) The Company may elect to make payment of any Defaulted Interest paid after the last day of the grace period provided in
Section 8.1(a) (together with any interest on such Defaulted Interest payable under paragraph 1 of the Security) to the Persons in whose names the Securities are registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Holders in writing of the amount of Defaulted Interest (together with any interest on such Defaulted Interest payable under paragraph 1 of the Security) proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (together with any interest on such Defaulted Interest payable under paragraph 1 of the Security) or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not more than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each holder at such Holder's address as it appears on the Security Register maintained pursuant to Section 2.6 hereof, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest (together with any interest or such Defaulted Interest payable under paragraph 1 of the Security) shall be paid to the Persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                 (b) The Company may make payment of any Defaulted Interest paid after the last day of the grace period provided in Section 8.1(a) (together with any interest on such Defaulted Interest payable under paragraph 1 of the Security) on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Holders of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section, each Security issued under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                 Section 2.14 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any Agent of the Company or the Trustee shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 2.13) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any Agent of the Company or the Trustee shall be affected by notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.


                                   ARTICLE 3

                                   REDEMPTION

                 Section 3.1 Optional Redemption. The Company may redeem the Securities at any time on or after January 1, 1997 in whole or from time to time in part at a redemption price equal to 100% of the principal amount of Securities outstanding, plus accrued and unpaid interest to the redemption date. If the redemption date is subsequent to a Regular Record Date with respect to any Interest Payment Date and on or prior to such Interest Payment Date, then such accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date and to no other Person.

                 Section 3.2 Notices to Trustee. If the Company desires to redeem Securities pursuant to Section 3.1, it shall notify the Trustee in writing of the redemption date and the principal amount of the Securities to be redeemed. Pursuant to Section 3.1, the Company shall be entitled to redeem all or part of the Securities at a time or from time to time (without premium or penalty).

                 The Company shall give the notice provided for in this Section in an Officers' Certificate delivered at least 45 days before the redemption date (unless a shorter period shall be satisfactory to the Trustee).

                 Section 3.3 Selection of Securities to be Redeemed. If less than all of the Securities are to be redeemed, the Trustee shall select the Securities not registered in the name of the Company or its Subsidiaries to be redeemed pro rata or by such other method as the Trustee may deem fair and appropriate so long as such method is not proscribed by any securities exchange on which the Securities are then listed. The Trustee shall make the selection from Securities outstanding at least 30 days but not more than 60 days prior to the redemption date and shall give prompt notice of such selection to the Company. The Trustee may select for redemption portions of the principal of Securities that have denominations equal to or larger than $1,000. Securities and portions of them it selects shall be amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                 Section 3.4 Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail, postage pre-paid, to each Holder whose Securities are to be redeemed at the Holder's last address as it shall appear in the records of the Registrar, with a copy to the Trustee and the Registrar.

                 The notice shall identify the Securities to be redeemed and shall state:

                 (1)      the redemption date;

                 (2)      the redemption price;

                 (3)      the name and address of the Paying Agent;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

                 (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

                 (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

                 (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities of each series to be redeemed and the aggregate principal amount of Securities of each series estimated to be outstanding after such partial redemption.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

                 Section 3.5 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price plus accrued interest to the redemption date.

                 Section 3.6 Deposit of Redemption Price. On or before the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, the Company or such Subsidiary shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

                 Section 3.7 Securities Redeemed in Part. After the redemption date, upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE 4

                                   CONVERSION

                 Section 4.1 Conversion at the Election of the Company. (a) The Company may elect to convert all (but not part) of the Securities outstanding at any time before the close of business on the Maturity Date and after the date upon which the average of the Quoted Prices of the Common Stock for any 20 days during a period of 30 consecutive trading days equals or exceeds 250% of the amount obtained by dividing 1,000 by the Conversion Rate (as defined below). The Company shall provide the Trustee and the Registrar with written notice of its election to convert the Securities pursuant to the foregoing sentence and of the date selected by the Company for such conversion (the "Company Conversion Date") at least five (5) Business Days prior to the Company Conversion Date (the "Company Conversion Notice"). The number of shares of Common Stock issuable on the Company Conversion Date shall (i) for each $1,000 of principal amount of a Security be equal to the Conversion Rate and (ii) for each $1,000 of accrued and unpaid interest through the Company Conversion Date be equal to the Conversion Rate.

                 (b) The Company shall mail, or shall cause the Trustee to mail, within five (5) Business Days following its receipt of the Company Conversion Notice, a notice of conversion to each Security Holder. Such notice of conversion shall state (i) the Company Conversion Date, (ii) the Conversion Rate at such date, (iii) the name and address of the Conversion Agent, (iv) that the Securities of such Holder must be surrendered to the Conversion Agent in order to obtain the shares of Common Stock issuable upon conversion, (v) that each Holder of a Security must complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (vi) that each Holder of a Security must furnish appropriate endorsements and transfer documents if required by the Conversion Agent, and (vii) that, unless the Company fails to deliver a sufficient number of shares of Common Stock and sufficient cash in lieu of fractional shares to effect the conversion described in this Section 4.1, interest on the Securities shall cease to accrue on and after the Company Conversion Date. At the Company's request, the Trustee shall give such notice of conversion in the Company's name and at its expense. The failure of the Company to give notice of conversion to a Security Holder or any defect in such notice shall not affect the validity of the conversion of the Securities under this Section 4.1.

                 (c) Once notice of conversion has been mailed and sufficient shares of Common Stock and sufficient cash in lieu of fractional shares of Common Stock determined pursuant to Section 4.4 have been deposited with the Conversion Agent, the Securities shall, without further action, automatically convert to shares of Common Stock at the Conversion Rate and, notwithstanding that any Securities shall not have been surrendered to the Conversion Agent, from and after the Company Conversion Date, interest shall cease to accrue on the Securities, the Securities shall no longer be deemed outstanding and the Company shall have no further obligation with respect to the Securities so converted.

                 (d) The Conversion Agent shall mail to each Security Holder a notice of (i) the date of conversion of the securities pursuant to Section 4.1(c), together with the respective dates sufficient shares of Common Stock and sufficient cash in lieu of fractional shares of Common Stock were deposited with it, (ii) the amount of cash in lieu of fractional shares deposited, and
(iii) the amount of cash such Security Holder will receive in lieu of fractional shares of Common Stock. The failure of the Conversion Agent to give such notice or any defect in such notice shall not affect the validity of the conversion of the Securities. The Conversion Agent shall deliver all Securities received by it to the Trustee for destruction in accordance with Section 2.12.

                 (e) The Company shall pay any and all documentary, stamp or similar transfer taxes due upon the issue and transfer of shares of Common Stock in connection with the conversion under this Section 4.1.

                 Section 4.2 Conversion Privilege. A Holder of a Security may elect to convert such Security into Common Stock of the Company at any time before the close of business on the Maturity Date; provided that if such Security is called for redemption, the Holder may convert it only until the close of business on the redemption date established pursuant to Article 3.
For a Security acquired upon its original issuance by a Strategic Investor, the number of shares of Common Stock issuable upon such conversion shall for each $1,000 of principal amount of a Security be equal to the Conversion Rate then in effect. For a Security acquired upon its original issuance by a Person other than a Strategic Investor, the number of shares of Common Stock issuable upon such conversion shall for each $1,000 of principal amount of a Security be equal to the lesser of (a) the Conversion Rate then in effect, or (b) the rate obtained by dividing 1,000 by the average of the Quoted Prices of the Common Stock for the 30 consecutive trading days ending on the Issue Date of the Security being converted (such price being referred to herein as the "Third Party Stock Price"), as such rate may be adjusted to give effect to any adjustments made in the Conversion Rate pursuant to this Article 4.

                 Section 4.3 Conversion Procedure. To convert a Security at the election of the Holder thereof such Holder must (1) complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Registrar and the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar and the Conversion Agent and (4) pay any transfer or similar tax, if required. The date on which all of the foregoing requirements have been satisfied is the optional conversion date (the "Optional Conversion Date"). No later than five (5) Business Days after the Optional Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate representing the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 4.4. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Optional Conversion Date (or, if such date is not a Business Day, the next succeeding Business Day). Upon conversion of a Security, such person shall no longer be a Holder of such Security.

                 No payment or adjustment will be made for dividends on or other distributions with respect to any Common Stock except as provided in this
Article 4.

On conversion of a Security on the Optional Conversion Date, all accrued but unpaid interest to such date with respect to the converted Security shall be paid in cash.

                 If the Holder converts more than one Security at the Optional Conversion Date, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

                 Section 4.4 Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash in lieu of the fractional share. For purposes of this Section 4.4, each share of Common Stock shall be deemed to have a value of $0.75 (for a Security acquired upon its original issuance by a Strategic Investor) or the Third Party Stock Price (for a Security acquired upon its original issuance by a Person other than a Strategic Investor), in each case subject to adjustment in an amount corresponding to any adjustment to the Conversion Rate as provided in this Article 4.

                 Section 4.5 Taxes on Conversion. If a Holder converts a Security on the Optional Conversion Date, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name, or that may be payable if the Company pays cash in lieu of issuing fractional shares of Common Stock upon conversion. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

                 Section 4.6 Company to Provide Stock. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of all of the Securities.

                 All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company or which the Company suffers to exist.

                 The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

                 Section 4.7 Adjustment for Change in Capital Stock. Subject to Section 4.14, if, after the Issue Date of the Securities, the Company:

                 (a) pays a dividend or makes a distribution on its Common Stock in shares of any class of its Capital Stock;

                 (b) subdivides its outstanding shares of Common Stock into a greater number of shares;

                 (c) combines its outstanding shares of Common Stock into a smaller number of shares; or

                 (d) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants, or options for its Capital Stock);

then the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Security had been converted immediately prior to such action.

                 The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                 If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to such class of Capital Stock, on terms comparable to those applicable to Common Stock in this Article 4.

                 Section 4.8 Adjustment for Rights Issue. Subject to Section 4.14, if, after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Quoted Price of the Common Stock at the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                          R' = R x (  O+N  )
                                   ---------
                                    O+(NxP)
                                       ---
                                          M

where:

                 R'       =       the adjusted Conversion Rate.
                 R        =       the current Conversion Rate.
                 O        =       the number of shares of Common Stock
                                  outstanding on the record date for the
                                  distribution to which this Section 4.8 is
                                  being applied on a fully diluted basis.
                 N        =       the number of additional shares of Common
                                  Stock offered pursuant to such distribution.
                 P        =       the offering price per share of the
                                  additional shares.
                 M        =       the Average Quoted Price.

                 The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 4.8 applies.

                 No adjustment shall be made under this Section 4.8 if the application of the formula stated above in this Section 4.8 would result in a value of R' that is equal to or less than the value of R.

                 Section 4.9  Adjustment for Certain Distributions.  Subject to
Section 4.14 if, after the Issue Date of the Securities, the Company distributes to all holders of Common Stock any of its assets or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (a) distributions of Capital Stock referred to in Section 4.7 and distributions of rights, warrants or options referred to in Section 4.8 and (b) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends (which shall be governed by Section 4.10)), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 4.9, in accordance with the formula:

                                  R' = R x  M
                                           ---
                                           M-F

where:

                 R'       =       the adjusted Conversion Rate.
                 R        =       the current Conversion Rate.
                 M        =       the Average Quoted Price.

                 F        =       the fair market value (on the record date for
                                  the distribution to which this Section 4.9 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 4.9 is being applied.

                 The Board of Directors shall determine fair market values for the purposes of this Section 4.9.

                 This Section 4.9 shall not apply to distributions of rights or warrants referred to in Section 4.8 hereof.

                 The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 4.9 applies.

                 In the event that, with respect to any distribution to which this Section 4.9 would otherwise apply, the difference of "M-F" as defined in the above formula is less than $1.00 or "F" is greater than "M", then the adjustment provided by this Section 4.9 shall not be made and in lieu thereof, the provisions of Section 4.14 shall apply to such distribution.

                 Section 4.10 Adjustment for Extraordinary Cash Dividends. Subject to Section 4.14, if, during any 12-month period, the Company distributes to any holder of Common Stock, cash as a dividend on shares of such class of Common Stock and the aggregate value of such distributions exceeds 12.5% of the market value of the Common Stock (an "Extraordinary Cash Dividend"), the Conversion Rate shall be adjusted in accordance with the formula:

                                  R' = R x  M
                                           ---
                                           M-D

where:

                 R'       =       the adjusted Conversion Rate.
                 R        =       the current Conversion Rate.
                 M        =       the Average Quoted Price.
                 D        =       the amount of cash distributed per share of
                                  Common Stock (excluding cash distributed per share of Common Stock during such 12-month period for which a prior adjustment in the Conversion Rate has been made pursuant to this Section 4.10).

                 For purposes of this Section, any amount paid by the Company or a Subsidiary to repurchase shares of Common Stock from one or more holders thereof, in the open market or otherwise, that exceeds, on a per-share basis, the Average Quoted Price of such Common Stock, shall be deemed a cash distribution for purposes of this Section 4.10. For purposes of this Section 4.10, the "market value" of the Common Stock shall mean the product of the Average Quoted Price and the number of shares of Common Stock outstanding at the Time of Determination.

                 The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after each Time of Determination.

                 In the event that, with respect to any distribution to which this Section 4.10 would otherwise apply, the difference of "M-D" as defined in the above formula is less than $1.00 or "D" is greater than "M", then the adjustment provided by this Section 4.10 shall not be made and in lieu thereof the provisions of Section 4.14 shall apply to such distribution.

                 Section 4.11  Adjustment for Common Stock Issue.  Subject to
Section 4.14, if the Company issues shares of Common Stock for a consideration per share less than the Average Quoted Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                                  R' = R x   A
                                           -----
                                           O + P/M

where:

                 R'       =       the adjusted Conversion Rate.
                 R        =       the current Conversion Rate.
                 O        =       the number of shares of Common Stock
                                  outstanding immediately prior to the issuance
                                  of such additional shares on a fully diluted
                                  basis.
                 P        =       the aggregate consideration received for the
                                  issuance of such additional shares.
                 M        =       the Average Quoted Price.
                 A        =       the number of shares of Common Stock
                                  outstanding immediately after the issuance of such additional shares on a fully diluted basis.

                 The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                 This Section does not apply to (1) any of the transactions described in Sections 4.7, 4.8, 4.9 or 4.10 hereof, (2) Common Stock issued upon the conversion of the Securities, or upon the conversion, exchange or exercise of other securities convertible, exchangeable or exercisable for Common Stock, (3) Common Stock issued under employee benefit plans adopted by the Board of Directors, or pursuant to employment agreements with officers or employees of the Company if the price per share is not less than 95% of the market price per share of Common Stock,
(4) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Company and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise or (5) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

                 Section 4.12 Consideration Received. For purposes of any computation respecting consideration received pursuant to Section 4.11 hereof, the following shall apply:

                 (a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith; and

                 (b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board Resolution which shall be filed with the Trustee.

                 Section 4.13 When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. In the case of any adjustment deferred pursuant to this paragraph, the Company shall make appropriate elections under the Treasury Regulations promulgated pursuant to Section 305 of the Internal Revenue Code of 1986.

                 All calculations under this Article 4 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

                 Section 4.14 When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 4.7, 4.8, 4.9, 4.10 or
4.11 if Security Holders are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

                 No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                 No adjustment need be made for a change in the par value or no par value of the Common Stock.

                 If the Company makes a distribution to all holders of Common Stock payable in shares of any class of its Capital Stock, or of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of
Section 4.9 or 4.10, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 4.7, 4.9 or 4.10, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that is converted in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Security had been converted immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution. In furtherance of the foregoing, the Company shall segregate and hold in escrow for the benefit of the Holders such Capital Stock, assets, debt securities or other rights for distribution to the Holders upon conversion of the Securities.

                 Section 4.15 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Security Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                 Section 4.16 Voluntary Increase of Conversion Rate. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased the Company shall mail to Security Holders and file with the Conversion Agent, a notice of increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate will take effect. The notice shall state the increased Conversion Rate and the period of time it will be in effect.

                 Section 4.17  Notice of Certain Transactions.  If:

                 (a) the Company takes any action that would require an adjustment in the Conversion Rate;

                 (b) the Company takes any action that would require a supplemental indenture pursuant to Section 4.18 hereof; or

                 (c)      there is a liquidation or dissolution of the Company;

then the Company shall mail to the Trustee, any Conversion Agent and the Security Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of an issuance, subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least fifteen
(15) days before such date. Failure to mail the notice or any defect in such notice shall not affect the validity of any transaction. If the proposed dividend, distribution, issuance, subdivision, combination, reclassification, consolidation, merger, transfer, lease liquidation or dissolution does not occur, or if the proposed record date or effective date with respect thereto is changed to a date that is less than fifteen (15) days from the date such change is made, then no further notice shall be required hereunder.

                 Section 4.18 Provisions in Case of Merger, Consolidation, Sale of Assets or Acquisition of Stock.

                 (a) If (i) the Company, in one transaction or a series of transactions, conveys, leases or transfers all or substantially all of its assets to another person or persons or (ii) any person, in one transaction or a series of transactions, acquires all or substantially all of the shares of the Company's outstanding Common Stock pursuant to a merger or other acquisition transaction, then the person to which such assets are conveyed, leased or transferred or that acquires such Common Stock (the "Acquiring Person"), whether or not the transaction is otherwise subject to Section 6.16, the Company and the Trustee shall enter into an indenture supplemental hereto on the terms specified below provided that the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such supplemental indenture complies with this Section and Section 6.16 and that all conditions precedent herein provided for relating to such supplemental indenture have been satisfied. Any such supplemental indenture shall provide that each Holder shall have the right, after the consummation of any such transaction, to convert its Securities on the same terms as set forth in this
Article 4 into the kind and amount of securities or assets, or cash, as such Holder would have received in such transaction had the Securities of such Holder been converted into Common Stock immediately prior to such transaction. For purposes of the foregoing calculation, in the case of any conveyance, lease or transfer of all or substantially all assets of the Company to another person or persons, the amount of consideration that would have been received by a Holder in such transaction had the Securities been converted into Common Stock of the Company immediately prior to such transaction shall be calculated by assuming that any and all consideration received by the Company in connection with such transaction is being distributed by the Company pro rata to the holders of its Common Stock, including such Holder, upon consummation of such transaction. Further, for purposes of such calculation, the fair market value of any consideration received in any such transaction shall be determined as follows: If the consideration consists of a combination of common stock of the Acquiring Person and/or cash, the value of such consideration shall be equal to the sum of (x) the mean of the Quoted Price of one share of common stock of the Acquiring Person for the five trading days immediately preceding the closing of such transaction, multiplied by the number of shares that would have been received by any such Holder in such transaction had the Securities been converted prior to consummation thereof, plus (y) the amount of cash, if any, that would have been so received by such Holder. In all other cases, the fair market value of such consideration shall be determined by a nationally recognized investment banking firm selected by the Board of Directors.

                 (b) The successor Company shall mail to each Security Holder a notice describing any supplemental indenture entered into under this Section.

                 Section 4.19 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Article 4 shall be conclusive.

                 Section 4.20 Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 4.17 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of the Securities. The Trustee shall not be responsible for the Company's failure to comply with this
Article 4. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.


                                   ARTICLE 5

                                 SUBORDINATION

                 Section 5.1 Securities Subordinated to Senior Indebtedness. Notwithstanding any other provision contained herein, the Company, for itself and its successors, and each Holder, by his acceptance of Securities, agrees that the payment of the principal of and interest on and all other claims with respect to the Securities is subordinated, to the extent and in the manner provided in this Article 5, to the prior payment in full in Cash or Cash Equivalents of all Senior Indebtedness (including interest accruing subsequent to an event specified in Sections 8.1(f) and 8.1(g) whether or not such interest is an allowed claim enforceable against the Company under the Bankruptcy Law).

                 This Article 5 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and shall be directly enforceable by such holders.

                 Section 5.2      No Payment on Securities in Certain
Circumstances.

                 (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then unless such acceleration shall have been rescinded or shall have otherwise ceased to exist, or the time for payment extended, all principal thereof and premium, if any, and interest thereon and all other claims with respect thereto shall first be paid in full, in Cash or Cash Equivalents, before any payment is made on account of principal of or interest on or any other claim with respect to the Securities.

                 (b) Upon the receipt by the Company and the Trustee of written notice of a default in the payment of any amount of principal of, interest on or any other claim with respect to any Senior Indebtedness, then, unless and until such payment has been made or such event of default shall have been cured or waived in writing or shall have ceased to exist or the holders of such Senior Indebtedness shall have otherwise agreed in writing, no direct or indirect payment shall be made by the Company with respect to the principal of or interest on or any other claim with respect to the Securities.

                 (c) In furtherance of the provisions of Section 6.1, in the event that, notwithstanding the foregoing provisions of this Section 5.2, any payment on account of principal of or interest on or any claim with respect to the Securities shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent, at a time when such payment was prohibited by the provisions of this Section 5.2, then, unless and until such payment is no longer prohibited by this Section 5.2, such payment (subject to the provisions of Sections 5.7 and 5.8) shall be held for the benefit of and shall be immediately paid over to, the holders of Senior Indebtedness or their representative, ratably according to the aggregate amount remaining unpaid on account of the principal of and interest on and all other claims with respect to the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in Cash or Cash Equivalents in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders of Senior Indebtedness. The Company shall give prompt written notice to the Trustee of any default or failure to make payments of principal, interest or any other claim with respect to such Senior Indebtedness or a default which permits the holders thereof to accelerate such Senior Indebtedness under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article 5.

                 (d) If payments with respect to both the Securities and Senior Indebtedness of the Company shall become due on the same day, then all Senior Indebtedness due on that date shall first be paid in full, in Cash or Cash Equivalents, before any payment is made with respect to the principal of, or interest on or any other claim or amount with respect to the Securities.

                 (e) Nothing in this Section 5.2 shall prevent the conversion of the Securities into Common Stock in accordance with Article 4 and paragraphs 6 and 7 of the Securities.

                 Section 5.3 Securities Subordinated to Prior Payments of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of the Company. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or otherwise) (each a "Bankruptcy Event"):

                 (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in Cash or Cash Equivalents thereof of the principal and interest due or to become due thereon and other amounts due on or in connection therewith before the Holders are entitled to receive any payment on account of the principal of or interest on, or any other claims with respect to, the Securities;

                 (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article 5 shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness or their Representative, to the extent necessary to make payment in full in Cash or Cash Equivalents or any other manner satisfactory to the holders thereof of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision thereof to the holders of such Senior Indebtedness; and

                 (c) Notwithstanding the foregoing, in the event that holders of Senior Indebtedness are required to disgorge, following a Bankruptcy Event, the proceeds of any assets of the Company which is subject to such Bankruptcy Event, and which proceeds were received by holders of Senior Indebtedness prior to such Bankruptcy Event, due to a finding that the receipt of such proceeds was preferential pursuant to the provisions of Section 547 of the United States Bankruptcy Code, as amended (a "Preference"), then the holders of Senior Indebtedness or their Representatives shall be entitled to recoup the amount of such Preference from any and all payments or distributions of assets of the Company previously made or to be made to the Trustee on behalf of the Holders.

                 (d) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent on account of principal of or interest on or any other claim with respect to the Securities before all Senior Indebtedness is paid in full in Cash or Cash Equivalents or any other manner satisfactory to the holders thereof of all Senior Indebtedness remaining unpaid, such payment or distribution (subject to the provisions of Sections 5.7 and 5.8) shall be received and held for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representative, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in Cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                 The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or assignment for the benefit of creditors by the Company.

                 Section 5.4 Security Holders to Be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full in Cash or Cash Equivalents of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of Article 5, which otherwise would have been made to the Holders shall, as between the Company, the Holders and the Company's creditors other than the holders of Senior Indebtedness, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

             Section 5.5 Restriction on Acceleration, Commencement of Suits and Bankruptcy Proceedings. At any time when there is outstanding any Senior Indebtedness and payments on the Securities are prohibited by the terms of
Section 5.2, in the event of any "Event of Default" under Section 8.1 (other than an Event of Default specified in subsections (f) and (g) of Section 8.1), neither the Trustee nor the Holders (pursuant to Section 8.6) shall, so long as payments on the Securities are so prohibited:

         (a) accelerate by declaration pursuant to Section 8.1 the maturity of the principal of and accrued interest on the Securitiesunless the holders of Senior Indebtedness in an aggregate principal amount in excess of $10,000,000 shall have accelerated (and not rescinded pursuant to Section 8.2(b)) the maturity of such Senior Indebtedness,

         (b) commence any judicial action or proceedings pursuant to Section
8.3 to collect the payment of principal of or interest on the Securities unless the holders of Senior Indebtedness in an aggregate principal amount in excess of $10,000,000 shall have commenced judicial action or proceedings to collect payment of the principal of or interest on such Indebtedness, or

         (c) commence an involuntary case or proceeding in bankruptcy against the Company unless the holders of Senior Indebtedness of the Company shall have commenced such a case proceeding.

                 At such time as payments on the Securities are no longer prohibited by the terms of Section 5.2, the Trustee (or the Holders) shall be free to accelerate (if then permitted by Section 8.2) the maturity of the Securities, to commence any judicial action or proceeding to collect the payment of principal of, or interest on, the Securities or to commence an involuntary case or proceeding in bankruptcy against the Company or any of its Subsidiaries.

                 Section 5.6 Obligations of the Company Unconditional. Nothing contained in this Article 5 or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the provisions of Section 5.5 and to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee, subject to the provisions of Sections 9.1 and 9.2, and the Holders shall be entitled to rely upon the delivery to it or them, as the case may be, of any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

                 In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payments or distribution pursuant to this Article 5, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Article 5, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

                 Section 5.7 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. Notwithstanding any provision of this Article 5 or any other provision of this Indenture, the Trustee and Paying Agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or a Paying Agent or the taking of any other action by the Trustee or a Paying Agent unless and until the Trustee or such Paying Agent, as the case may be, shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any trustee or representative therefor (or there shall have been an acceleration of the Securities) and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 9.1 and 9.2, and such Paying Agent, shall be entitled in all respects conclusively to assume that no such fact exists.

                 The Trustee shall be entitled to reasonably rely on the delivery to it of a written notice by a person representing himself, herself or itself to be a holder of Senior Indebtedness (or a representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a representative on behalf of any such holder.

                 Section 5.8 Application by Trustee of Monies Deposited With It. Any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust, unless held in trust for application to the payment of particular Securities, payment for which was made available to the holders of such Securities on the relevant payment date but which remains uncollected) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 5.1, 5.2, 5.3 and 5.4 except that, if prior to the fifth (5th) Business Day preceding the date on which by the terms of this Indenture any such monies may become payable for any purpose (including without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such monies the written notice provided for in Section 5.7 (or there shall not have been an acceleration of the Securities prior to such applications), then notwithstanding any provisions of this Article 5 or any other provisions of this Indenture, the Trustee or such Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

                 Section 5.9 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the Indenture or the Holders.

                 Section 5.10 Security Holders Authorize Trustee to Effectuate Subordination of Securities. Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 5 and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the timely filing of a claim for the unpaid balance of its or his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to thirty (30) days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the holders of said Securities; provided, however, that any such claim filed by the holders of Senior Indebtedness shall be superseded by any properly filed claim subsequently filed by the Trustee.

                 Section 5.11 Right of Trustee to Hold Senior Indebtedness and Receive Compensation. The Trustee shall be entitled to all of the rights set forth in this Article 5 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

                 Nothing in this Article 5 shall apply to claims of, or payments to, the Trustee pursuant to Section 9.7.

                 Section 5.12 Article 5 Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Securities by reason of any provisions of this Article 5 shall not be construed as preventing the occurrence of an Event of Default under Section 8.1; provided that all Senior Indebtedness then or thereafter due or declared to be due shall first be paid in full, in Cash or Cash Equivalents, before the Holders are entitled to receive any payment from the Company of principal of, or interest on or any other claim or amount with respect to the Securities or with respect to any purchase, acquisition or redemption of any of the Securities.

                 Section 5.13 No Fiduciary Duty to Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 5 and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee or Paying Agent. Neither the Trustee nor the Paying Agent shall be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, subject to the provisions of Section 9.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall in the absence of bad faith pay over or deliver to Holders of Securities, the Company or any other person monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of Article 5 or otherwise.


                                   ARTICLE 6

                                   COVENANTS

                 Section 6.1 Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in accordance with the terms hereof. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds in trust on that date money designated for and sufficient to pay the installment then due.

                 Section 6.2 Maintenance of Office or Agency. The Company shall maintain in The City of New York, Borough of Manhattan, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and, in such event, the Trustee shall act as the Company's agent to receive all such presentations, surrenders, notices and demands.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, Borough of Manhattan for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 The Company hereby initially designates the Corporate Trust Office of the Trustee located in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with this Section.

                 Section 6.3 Money for Securities Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                 Whenever the Company shall have one or more Paying Agents for the Securities, it will, on, in case the payment referred to below is made in same day funds, or, in all other cases, prior to, each due date of the principal of or interest on the Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease in accordance with Section 10.3.

                 Section 6.4 SEC Reports to Security Holders. Within 15 days after the Company files with the SEC copies of its quarterly and annual reports and other information, documents and reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall file the same with the Trustee. So long as the Securities remain outstanding, the Company shall cause quarterly reports (containing unaudited financial statements) for the first three quarters of each fiscal year, annual reports (containing audited financial statements and an opinion thereon by the Company's independent certified public accountants) and current reports which it is, or if it had a class of securities listed on a national securities exchange, would be, required to file under Section 13 of the Exchange Act, to be mailed to the Trustee and the Holders at their addresses appearing in the Security Register when such report is, or would have been, as the case may be, required to be filed under Section 13 of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

                 Section 6.5  Compliance Certificate.

                 (a) The Company shall deliver to the Trustee, at the time the Company is required to furnish its quarterly reports to the Trustee pursuant to Section 6.4 or, if the Company is not required to file quarterly reports with the SEC, within 60 days following the end of each of its first three fiscal quarters of each fiscal year, an Officers' Certificate (one of the signers of which shall be the principal accounting or principal executive officer) stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. If they do know of such Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section shall be for the first fiscal quarter beginning after the execution of this Indenture.

                 (b) The Company shall deliver to the Trustee, at the time the Company is required to furnish its annual report to the Trustee pursuant to
Section 6.4 or, if the Company is not required to file an annual report with the SEC, within one hundred twenty (120) days following the end of each fiscal year of the Company, an Officers' Certificate (one of the signers of which shall be the principal accounting or principal executive officer) stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge).

                 Section 6.6 Notice of Default. The Company will deliver to the Trustee an Officers' Certificate promptly upon becoming aware of any Default or Event of Default, which Officers' Certificate will specify such Default or Event of Default.

                 Section 6.7 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may materially affect the covenants or the performance of this Indenture in a manner inconsistent with the provisions of this Indenture and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the

Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted. This Section shall not prevent the Company from complying with any judgment or order of a court of competent jurisdiction which judgment or order was not sought by the Company.

                 Section 6.8 Corporate Existence. Subject to Section 6.16, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of the Company and each such Significant Subsidiary and will use its best efforts to do or cause to be done all things necessary to preserve and keep in full force and effect its material rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

                 Section 6.9 Maintenance of Properties. Subject to Section 6.16, the Company shall cause all properties used or useful in the conduct of its business or the business of each of its Significant Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Significant Subsidiary concerned, and of an Officer (or other agent employed by the Company or any of the Subsidiaries) of the Company or such Significant Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Significant Subsidiary.

                 Section 6.10 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Significant Subsidiaries (whether or not the Company or such Significant Subsidiary is directly liable therefor) or upon the income, profits or property of the Company or any such Significant Subsidiary, and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any such Significant Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts reserves adequate in the Company's judgment have been established in accordance with GAAP.

                 Section 6.11 Insurance. The Company shall provide, or cause to be provided, for itself and each of its Significant Subsidiaries, insurance against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance, public liability insurance and errors and omissions liability insurance, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts with such deductibles and by such methods as shall be customary for responsible Persons engaged in a business similar to that of the Company and its Significant Subsidiaries.

                 Section 6.12 Maintenance of Books and Records. The Company will make and keep books, records and accounts in which full, true and correct entries in accordance with GAAP and all requirements of its governing instruments and of law are made of all dealings and transactions in relation to its business and activities.

                 Section 6.13 Compliance with Laws. The Company will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, all environmental laws and the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder) except (i) where the failure to so comply would not materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and would not in any manner draw into question the validity of this Indenture or (ii) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and the Company will maintain, and will and cause each of its Subsidiaries to maintain, all governmental licenses, approvals, authorizations and consents necessary for the conduct of the business of the Company and its Subsidiaries, except where the failure to maintain such governmental licenses, approvals, authorizations and consents would not materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Subsidiaries taken as a whole and would not in any manner draw into question the validity of this Indenture.

                 Section 6.14 Restricted Payments. The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, make any Restricted Payment unless, at the time thereof and after giving effect thereto no Event of Default shall have occurred and be continuing.

                 Notwithstanding the foregoing, the provisions of this Section shall not prevent (a) any purchase, redemption, acquisition or retirement for value of any Capital Stock of any Subsidiary (a "Designated Subsidiary") of the Company beneficially owned by any Person that is not an Affiliate of the Company or such

Subsidiary within one year of the date that such Designated Subsidiary became a Subsidiary of the Company if such purchase, redemption, acquisition or retirement for value is in satisfaction of any agreement or commitment of the Company or a Subsidiary thereof executed or announced by it prior to or within 60 days after the date that such Designated Subsidiary became a Subsidiary or Affiliate of the Company and the terms of such agreement or commitment did not violate this Section, (b) the payment of any dividend within 60 days after the date of declaration if the dividend would have been permitted on the date of declaration, or (c) the acquisition of any shares of Capital Stock of the Company solely out of the proceeds of the substantially concurrent sale (other than a Subsidiary) of shares of Qualified Capital Stock of the Company.

                 Nothing in this Indenture shall prohibit or restrict the ability of the Company to consummate the Restructuring and the exchanges contemplated in the Restructuring shall not be considered Restricted Payments for any purpose hereunder.

                 Section 6.15 Limitation on Certain Transactions Between the Company and Affiliates. The Company shall not enter into, and shall not permit any Subsidiary to enter into, directly or indirectly, any agreement, and shall not renew or permit any Subsidiary to renew any existing agreement, relating to the sale, purchase or lease of any assets, property or services with any Affiliate of the Company or of any Subsidiary of the Company (except that neither the Company nor any Subsidiary the Capital Stock of which is at least 95% owned by the Company shall be considered an Affiliate for the foregoing purposes), unless a majority of a committee of disinterested directors shall have approved such transaction. The approval of such committee of such disinterested directors shall be conclusive and shall be evidenced by a certified Board Resolution filed with the Trustee. Nothing contained in this Section shall prohibit (i) any of the transactions which are specifically excluded from the prohibitions against Restricted Payments and (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company.

                 Section 6.16 Company or Subsidiaries May Consolidate, Etc. Only on Certain Terms. The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or, sell, assign, convey, transfer, lease or otherwise dispose of ("Transfer") all or substantially all of its properties and assets to any other Person or group of affiliated Persons if such transaction or transactions, in the aggregate, would result in a sale of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, unless:

                 (a) either (i) the Company shall be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by Transfer all or substantially all the properties and assets of the Company and its

         Subsidiaries on a consolidated basis (A) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, and in accordance with the requirements of Section 4.18, if applicable, all the obligations of this Indenture on the part of the Company;

                 (b) except in the case of a Designated Merger, immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company or a Subsidiary thereof which becomes the obligation of the Company or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Company (in the case of clause (i) of Subsection (a) above) or such Person (in the case of clause (ii) thereof) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

                 (c) immediately before and immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

                 (d) the Company or such Person, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or Transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section and Articles 6 and 10 hereof and that all conditions precedent herein provided for relating to such transaction have been satisfied.


                                   ARTICLE 7

                             SUCCESSOR CORPORATION

                 Section 7.1 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 6.16, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, and shall be obligated to discharge every obligation of, the Company under this Indenture with the same effect as if such successor corporation has been named as the Company herein. Thereafter, all obligations of the Company under the Securities and this Indenture shall terminate.


                                   ARTICLE 8

                             DEFAULTS AND REMEDIES

                 Section 8.1 Events of Default. An "Event of Default" shall occur if:

                 (a) the Company defaults in the payment of interest on any Security when the same becomes due and payable and such Default continues for a period of thirty (30) days; or

                 (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity or otherwise; or

                 (c) the Company fails to comply with any of its other agreements in the Securities or this Indenture and such Default continues for the period and after the notice specified below; or

                 (d) the Company or any of its Subsidiaries defaults in the performance of any mortgage, indenture, loan agreement or other debt instrument providing for or securing Indebtedness of the Company or any of its Subsidiaries for borrowed money having an aggregate principal amount of more than ten million dollars ($10,000,000) with the result that more than ten million dollars ($10,000,000) has been accelerated and become due and payable prior to its stated maturity and such acceleration shall not be rescinded or annulled within thirty
         (30) days; provided that a default on any indebtedness of any Subsidiary of the Company engaged solely in the production of a particular motion picture, which indebtedness is secured only by the Subsidiary's interest in such motion picture and any related properties, equipment, distribution agreements or other contracts pertaining solely to the production of such motion picture of said Subsidiary and which indebtedness is without recourse to the assets of the Company or any other Subsidiary shall not give rise to an Event of Default under this Section 8.1(d); or

                 (e) one or more judgments, orders or decrees for the payment of money, either individually or in the aggregate, in excess of ten million dollars ($10,000,000) is entered by a court of competent jurisdiction against the Company or any Subsidiary of the Company and such judgment, order or decree remains undischarged and unbonded and an enforcement proceeding has been commenced by any creditor on such judgment, order or decree for a period (during which execution shall not be effectively stayed) of sixty (60) consecutive days after the date on which the right of appeal has expired; or

                 (f) the Company or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law (i) becomes insolvent within the context of a Bankruptcy filing, (ii) commences a voluntary case or proceeding, (iii) consents to, or acquiesces in, the institution of a bankruptcy, liquidation or an insolvency proceeding against it or entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (iv) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or any Significant Subsidiary of the Company or of any substantial part of its property, (v) makes a general assignment for the benefit of its creditors, or (vi) takes any corporate action to authorize, conditionally or otherwise, any of the foregoing; or

                 (g) a court of competent jurisdiction enters a judgment, decree or order under any Bankruptcy Law which (i) is for relief against the Company or any Significant Subsidiary in any involuntary case, (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for any substantial part of its property or (iii) orders the winding-up or liquidation of its affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or any bankruptcy, insolvency, or liquidation petition or application is filed, or any bankruptcy case or insolvency proceeding is commenced, against the Company or any Significant Subsidiary of the Company and such petition, application, case or proceeding is not dismissed within 60 days; or any warrant, order or writ of attachment is issued against all or substantially all of the property of the Company and its Significant Subsidiaries on a consolidated basis which is not released within 60 days of service.

                 The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law now or hereafter in effect for the relief, supervision, conservation, reorganization or liquidation of debtors or for the benefit of creditors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                 A Default under Section 8.1(c) is not an Event of Default until the Trustee or the Holders of at least 33-1/3% in principal amount of the Securities notify the Company of the Default and the Company does not cure the Default within thirty (30) days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if requested by the Holders of at least 33-1/3% in principal amount of the Securities then outstanding.

                 Section 8.2  Acceleration.  (a) Subject to the provisions of
Section 5.5, if an Event of Default (other than an Event of Default specified in Section 8.1(f) or (g)) occurs and is continuing, the Trustee or the Holders of at least 35% in aggregate principal amount of the Securities then outstanding by written notice to the

Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on the Securities to be due and payable immediately and, upon any such declaration, the same shall become immediately due and payable.

                 (b) In the event of a declaration of acceleration solely because an Event of Default set forth in Section 8.1(d) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if
(i) such defaulted Indebtedness is paid in full or the acceleration in respect of such defaulted Indebtedness shall have been rescinded, in either such case within 60 days thereof and the Company or a representative, in either such case, of the holder of such defaulted Indebtedness has delivered a notice of such rescission to the Trustee, and (ii) no other Event of Default (other than the failure to pay any claims or amounts on the Securities by reason of such acceleration) has occurred and is continuing which has not been cured or waived before or during such 60-day period.

                 (c)      If an Event of Default specified in Section 8.1(f) or
(g) occurs, all unpaid principal of and the accrued interest on the Securities then outstanding shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

                 (d) Upon payment of such principal amount and interest, all of the Company's obligations under the Securities and this Indenture, other than obligations under Section 9.7, shall terminate.

                 At any time after such acceleration under this Section 8.2, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if:

                 (i) The Company has paid or deposited with the Trustee a sum sufficient to pay:

                               (A)  all overdue interest on all Securities;

                               (B) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities;

                               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

                               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel except as a result of negligence or bad faith; and

                      (ii) all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured, waived or otherwise remedied, and if such rescission would not conflict with any judgment or decree. No such rescission shall effect any subsequent default or impair any right or consequence thereon.

                      Section 8.3 Other Remedies. Subject to the provisions of Section 5.5, if an Event of Default occurs and is continuing and the Security Holders are entitled to payment as a result of an acceleration or at maturity, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                      All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered, subject to Section 8.10 hereof.

                      Section 8.4 Waiver of Past Defaults. Subject to Sections 8.7 and 11.2, the Holders of a majority in principal amount of the Securities by notice to the Trustee may waive any past default or an existing Default and its consequences except a Default in the payment of the principal of or interest on any Security. When a Default or Event of Default is waived, it is cured and ceases.

                      Section 8.5 Control by Majority. The Holders of a majority in principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities, provided that:

                      (a) such direction shall not be in conflict with any rule of law or with the provisions of this Indenture;

                      (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction and shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not be lawfully taken, or the Trustee shall determine that the action or proceedings would subject the Trustee to personal liability; or

                      (c) the Trustee shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of Securities not joining in the giving of said direction, it being understood that (subject to Sections 9.1 and 9.2) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders.

                      Section 8.6 Limitation on Suits. A Security Holder may pursue a remedy with respect to this Indenture or the Securities only if an Event of Default occurs and is continuing and the Security Holders are entitled to payment as a result of an acceleration or at maturity and if:

                      (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                      (b) the Holders of at least 33-1/3% in principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

                      (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                      (d) the Trustee does not comply with the request within sixty (60) days after receipt of the notice, request and the offer of indemnity; and

                      (e) during such sixty (60) day period the Holders of a majority in principal amount of the Securities then outstanding do not give the Trustee a written direction inconsistent with the request.

A Security Holder may not use this Indenture to prejudice the rights of another Security Holder or to obtain a preference or priority over another Security Holder.

                      Section 8.7 Rights of Holders to Receive Payment. Subject to the provisions of Article 5, but notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, to convert the Securities in accordance with Article 4, or to bring suit for the enforcement of any such payment on or after such respective dates or conversion of the Securities in accordance with Article 4, shall not be impaired or affected without the consent of such Holder.

                      Section 8.8 Collection Suit by Trustee. If an Event of Default specified in Section 8.1(a) or (b) occurs and is continuing, the Company will, subject to the provisions of Article 5, upon demand of the Trustee, pay to it for the benefit of the Holders of the Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of the Trustee's negligence or bad faith.

                      Until such demand is made by the Trustee, the Company may, subject to the provisions of Article 5, pay the principal of and interest on the Securities to the registered Holders, whether or not the Securities may be overdue.

                      If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or to enforce any other power or remedy.

                      Section 8.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due under Section 9.7) and the Security Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute it, and any Custodian in any such judicial proceedings is hereby authorized by each Security Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Security Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Security Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Security Holder in any such proceeding.

                      Section 8.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                      First:  to the Trustee for amounts due under Section 9.7;

                      Second:  subject to the provisions of Article 5, to
              Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                      Third:  to the Company or any other obligor on the
              Securities, as their interests may appear or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any such payment to Security Holders.

                      Section 8.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee (including any suit in any action related to any case pending under any Bankruptcy Law), a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section shall not apply to a suit instituted by the Trustee, a suit instituted by a Holder pursuant to Section 8.7, or a suit instituted by any Holder, or group of Holders, of more than 10% in aggregate principal amount of the Securities then outstanding.

                      Section 8.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                      Section 8.13 Rights and Remedies Cumulative. Except as provided in Section 8.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                      Section 8.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to Section 8.6, every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                   ARTICLE 9

                                    TRUSTEE

                 Section 9.1  Duties of Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                 (b)      Except during the continuance of an Event of Default:

                          (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                 (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 Section 9.2  Rights of Trustee.  Subject to Section 9.1:

                 (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or an Opinion of Counsel.

                 (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed by the Trustee with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                 Section 9.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 9.10 and 9.11.

                 Section 9.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

                 Section 9.5 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Security Holders a notice of the Default within thirty (30) days after it occurs.

                 Section 9.6  Reports by Trustee to Holders.  Within forty-five
(45) days after each May 15 beginning with the first May 15 following the date of this Indenture, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) if so required. The Trustee also shall comply with TIA Sections 313(b) and 313(c). A copy of each report at the time of its mailing to Security Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

                 Section 9.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

                 The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity but the failure of the Trustee to so notify the Company shall not limit the Trustee's right to indemnity hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense thereof. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

                 The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith on the part of the Trustee.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.1(f) and (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                 Section 9.8 Replacement of Trustee. A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                 The Trustee may resign by so notifying the Company in writing at least thirty (30) Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                 (a)      the Trustee fails to comply with Section 9.10;

                 (b)      the Trustee is adjudged a bankrupt or an insolvent;

                 (c) a receiver or public officer takes charge of the Trustee or its property; or

                 (d)      the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 9.10, any Security Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Security Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.7.

                 Section 9.9 Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

                 Section 9.10 Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least ten million dollars ($10,000,000). The Trustee shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                 Section 9.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                 Section 9.12 Authenticating Agents. From time to time the Trustee, in its sole discretion, may appoint one or more Authenticating Agents (other than the Company) with power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of or in connection with transfers and exchanges under Section 2.7 as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Securities. For all purposes of this Indenture, the authentication and delivery of Securities by an Authenticating Agent pursuant to this Section shall be deemed to be authentication and delivery of such Securities "by the Trustee." Each such Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal, state or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                 Any corporation into which any Authenticating Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation or to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

                 An Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail notice of such appointment to all Holders, as the names and addresses of such Holders appear on the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                 The Trustee shall incur no liability for the appointment of any Authenticating Agent or for any misconduct or negligence of such Authenticating Agent. In the event the Trustee does incur liability for any such misconduct or negligence of the Authenticating Agent, the Company agrees to indemnify the Trustee for, and hold it harmless against, any such liability, including the costs and expenses of defending itself against any liability in connection with such misconduct or negligence of the Authenticating Agent.

                 If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the form provided in the form of Security attached hereto as Exhibit A.


                                   ARTICLE 10

                             DISCHARGE OF INDENTURE

                 Section 10.1 Termination of Company's Obligations. The Company may terminate all of its obligations under the Securities and this Indenture if all Securities of all series previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder or if:

                 (1) the Company irrevocably deposits in trust with the Trustee, solely for the benefit of the Holders, money, U.S. Government Obligations or a combination of money and U.S. Government Obligations, maturing as to principal and interest in such amounts (and at such times as are sufficient in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of such interest, to pay principal of and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder and the Trustee shall have been irrevocably instructed to apply such trust funds to the payment of principal of and interest on the Securities;

                 (2) the Company delivers to the Trustee an Officers' Certificate stating that all of the provisions of this Section 10.1 have been complied with, and an Opinion of Counsel, reasonably satisfactory to the Trustee, to the same effect; and

                 (3) unless the Securities mature within one year from the date of such deposit or all of them are to be called for redemption within one year from the date of such deposit under arrangements satisfactory to the Trustee for giving the notice of redemption, the Company shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that, based on federal income tax laws then in effect, the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 10.1 and shall be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or a ruling to that effect received from or published by the Internal Revenue Service.

                 Notwithstanding the foregoing, none of the Company's obligations under this Indenture shall terminate prior to the expiration of 90 days from the date of the deposit referred to in clause (1) above. Thereafter only the Company's obligations in Sections 2.4, 2.5, 2.6, 2.7, 2.8, 6.1, 6.7, 6.8, 9.7, 9.8, 10.3, and 10.4 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 9.7, 10.3 and
10.4 shall survive.

                 Subject to Section 10.4 herein, after a deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

                 In order to have money available on a payment date to pay principal of or interest on the Securities, the U.S. Government Obligations shall be payable as to principal of or interest on, on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

                 Section 10.2 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 10.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                 Section 10.3 Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Company shall have first caused notice of such payment to be mailed to each Security Holder entitled thereto no less than thirty (30) days prior to such repayment. After payment to the Company, Security Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                 Section 10.4 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 10.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that, if the Company has made any payment of interest on or principal of any Security because of the reinstatement of their respective obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.


                                   ARTICLE 11

                             AMENDMENTS AND WAIVERS

                 Section 11.1 Without Consent of Holders. The Company, when duly authorized by Board Resolution, and the Trustee may enter into one or more indentures supplemental hereto, in form and substance satisfactory to the Trustee without the consent of any Security Holder:

                 (a) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred upon the Company herein;

                 (b) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in the Securities;

                 (c)      to comply with Sections 4.17, 6.16 and Article 7;

                 (d) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, including as contemplated by Section 11.3;

                 (e) to evidence, and provide for the acceptance of, the appointment of a successor Trustee hereunder; or

                 (f) to make any change that does not adversely affect the rights of any Security Holder.

                 Section 11.2 With Consent of Holders. The Company, when authorized by Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of amending any provision of this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding without prior notice to any Holder (evidenced by delivery to the Trustee of an Officers' Certificate attaching such consents and stating that they were validly obtained in accordance with this Indenture); provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security of each series affected thereby:

                 (a) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                 (b) reduce the rate of or change the time for payment of interest on any Security;

                 (c) reduce the principal of or change the fixed maturity of any Security;

                 (d) make any Security payable in money other than that stated in such Security;

                 (e) except for adjustments described in Article 4, change the Conversion Rate;

                 (f) change the dates upon which a conversion of the Securities to shares of Common Stock is permitted to be made;

                 (g) make any changes in Articles 4 and 5 that adversely affect the rights of any Security Holder;

                 (h)      modify the proviso of this Section or Sections 8.4 or
         8.7 or impair the right to institute suit for the enforcement of any payment after the stated Maturity Date thereof; or

                 (i) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture.

                 An amendment under this Section 11.2 may not make any change that adversely affects the rights under Article 4 or Sections 8.1, 8.2, 8.3 or
8.6 of any holder of Senior Indebtedness unless the holder or holders of such Senior Indebtedness pursuant to its terms consent to such change.

                 Upon the request of the Company accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.

                 After an amendment or waiver under this Section becomes effective, the Company shall mail to Security Holders a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 In connection with any amendment or waiver under this Article, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment or waiver, or to all Holders, consideration for such Holder's consent to such amendment or waiver. Any consent to any such amendment or waiver given by a Holder of a Security shall remain a valid consent notwithstanding the subsequent sale or transfer of such Security to the Company or any Affiliate thereof.

                 Section 11.3 Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Every amendment to this Indenture or the Securities or waiver of the provisions hereof or thereof shall be set forth in a supplemental indenture that complies with the TIA as then in effect. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified and amended in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                 Section 11.4 Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by any Holder of a Security is a continuing consent by such Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

                 After an amendment or waiver becomes effective, it shall bind every Security Holder, unless it makes a change described in any of the clauses of Section 11.2. In that case, the amendment or waiver shall bind each Holder of a security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

                 Section 11.5 Notation on Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security of the same series that reflects the changed terms.

                 Section 11.6 Trustee Protected. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 11 is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


                                   ARTICLE 12

                                 MISCELLANEOUS

                 Section 12.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control except as specifically set forth in Section 2.09.

                 Section 12.2 Notices. Any notice or communication by the Company or the Trustee to any other party hereto is duly given if in writing and delivered in person or by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Company:       Carolco Pictures Inc.
                                  8800 Sunset Boulevard
                                  Los Angeles, California  90069
                                  Attn:  Robert W. Goldsmith, Esq.,
                                             Senior Vice President,
                                             General Counsel and
                                             Corporate Secretary

         with a copy to:          Lawrence R. Barnett, Esq.
                                  Gipson Hoffman & Pancione
                                  1901 Avenue of the Stars
                                  Los Angeles, California  90067

         if to the Trustee:       American Stock Transfer & Trust Company
                                  40 Wall Street
                                  New York, New York 10005
                                  Attention:  Corporate Trust
                                                  Administration

         with a copy to:          Herbert Lemmer, Esq.
                                  American Stock Transfer & Trust Company
                                  40 Wall Street
                                  New York, New York 10005

                 The Company or the Trustee by written notice delivered from time to time by an Officers' Certificate of such party to the other parties hereto may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication to a Holder shall be mailed by first-class mail or other equivalent means to his address shown on the Security Register maintained by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                 Except for a notice to the Trustee, which is deemed to be given only when received, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                 All other notices or communications shall be in writing.

                 In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

                 Section 12.3 Communications by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

                 Section 12.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (b) an Opinion of Counsel reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 Section 12.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (a) a statement that each party making such certificate or opinion has read such covenant or condition;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of each such party, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (d) a statement as to whether or not, in the opinion of each such party, such condition or covenant has been complied with;

provided, however, that with respect to matters of law, an Officers' Certificate may be based upon an Opinion of Counsel, unless the signers know, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous, and provided further, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials, unless the signer knows, or in the exercise of reasonable care should know, that any such document is erroneous.

                 Section 12.6 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                 Section 12.7 No Recourse Against Others. All liability of any past, present or future stockholder, officer, director or employee of the Company, any Subsidiary or any successor corporation thereof, in respect of such obligor's respective obligations under this Indenture or the Securities by reason of his, her or its status as such stockholder, officer, director or employee is waived and released. Each Security Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

                 Section 12.8 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                 Section 12.9 Governing Law. The internal laws of the State of New York shall govern this Indenture and the Securities, without regard to the conflicts of laws rules thereof. The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in respect of any suit, action or proceeding arising out of or relating to this Indenture if such suit, action or proceeding is commenced by the Trustee or the Holders in such jurisdiction or if the Company commences any such suit, action or proceeding, and the Company irrevocably agrees that all claims in respect of any such suit, action or proceeding commenced in such jurisdiction by such parties may be heard and determined in any such court.
The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The two immediately preceding sentences shall not be read to prohibit the Trustee or the Holders from commencing any action in any other jurisdiction which the Trustee or the Holders, as the case may be, may deem appropriate.

                 Section 12.10 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                 Section 12.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                 Section 12.12 Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                                   SIGNATURES

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                          CAROLCO PICTURES INC.,
                                            Issuer


                                          By       /s/  WILLIAM SHPALL
                                            ----------------------------------
                                             Name:      William Shpall
                                                  ----------------------------
                                             Title: Executive Vice President
                                                   ---------------------------
[Seal]

Attest:   /s/  ROBERT W. GOLDSMITH
       ------------------------------
Name:          Robert W. Goldsmith
     --------------------------------
Title:        Senior Vice President
      -------------------------------

                                          AMERICAN STOCK TRANSFER & TRUST
                                          COMPANY,
                                            Trustee


                                          By    /s/   HERBERT J. LEMMER
                                            ----------------------------------
                                             Name:    Herbert J. Lemmer
                                                  ----------------------------
                                             Title:    Vice President
                                                   ---------------------------

[Seal]

Attest:    /s/   JOSEPH WOLF
       ------------------------------
Name:            Joseph Wolf
     --------------------------------
Title:         Vice President
      -------------------------------

                                ACKNOWLEDGEMENTS

STATE OF CALIFORNIA       )
                          ) ss:
COUNTY OF LOS ANGELES     )


                 On the 13th day of October, in the year 1994, before me personally came William Shpall, to me known, who, being by me duly sworn, did depose and say that he resides at Los Angeles, California, that he is a Exec. V.P. of Carolco Pictures Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                          /s/ Laurie A. Paul
                                          ------------------------------------
                                          Notary Public

[NOTARIAL SEAL]



STATE OF NEW YORK         )
                          ) ss:
COUNTY OF KINGS           )


                 On the 14th day of October, in the year 1994, before me personally came Herbert J. Lemmer, to me known, who, being by me duly sworn, did depose and say that he resides at Westfield, NJ, that he is a V.P. of American Stock Transfer & Trust Company, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                          /s/ James E. Hagan
                                          ------------------------------------
                                          Notary Public

[NOTARIAL SEAL]

                                                                       EXHIBIT A

                               [FORM OF SECURITY]

                               [FACE OF SECURITY]

No.____________                                                   $_____________

                             CAROLCO PICTURES INC.
               7% CONVERTIBLE SUBORDINATED NOTE DUE JUNE 30, 2006

                                   SERIES __


                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

         CAROLCO PICTURES INC., a Delaware corporation (together with any successor corporation under the Indenture hereinafter referred to as the "Company"), for value received, promises to pay to _______________________________________________ or registered assigns, the principal sum of ____________________ Dollars on June 30, 2006.

         Interest Payment Dates:           December 30 and June 30
         Record Dates:                     December 15 and June 15

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth in this place.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                          CAROLCO PICTURES INC.


                                          By _________________________________
                                             Title:___________________________

Attest:


By________________________
           Secretary                                                    [SEAL]

Date:_____________________

                         CERTIFICATE OF AUTHENTICATION

         This Security is one of the Securities referred to in the within-mentioned Indenture.

                                          AMERICAN STOCK TRANSFER & TRUST
                                          COMPANY,

                                          as Trustee


                                          By________________________________
                                                   Authorized Officer

                             [REVERSE OF SECURITY]

                             CAROLCO PICTURES INC.

                          7% CONVERTIBLE SUBORDINATED
                             NOTE DUE JUNE 30, 2006

         1.      Interest.

                 Carolco Pictures Inc., a Delaware corporation (together with any successor corporation under the Indenture hereinafter referred to as the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                 The Company will pay interest semi-annually on December 30 and June 30 of each year, (each such date, an "Interest Payment Date") commencing on the first Interest Payment Date following the Issue Date. Interest on this Security will accrue from the Issue Date of the Security or from the most recent date to which interest has been paid. The Company shall pay interest on overdue principal and, to the extent permitted by law, on overdue installments of interest at the rate per annum borne by this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2.      Method of Payment.

                 The Company will pay interest on this Security (except defaulted interest paid after the grace period provided for the payment of such interest in Section 8.1(a) of the Indenture) to the Person who is the registered Holder of this Security at the close of business on the December 15 or June 15, as the case may be, next preceding each Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may mail an interest check to the Holder's registered address. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         3.      Paying Agent, Registrar.

                 Initially, American Stock Transfer & Trust Company (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar at its office in 40 Wall Street, New York, New York. The Company may change any Paying Agent, Conversion Agent or Registrar without notice but shall maintain the Registrar, a Paying Agent and Conversion Agent in the Borough of Manhattan, the City of New York. The Company or any of its Subsidiaries may act as Paying Agent, Conversion Agent and/or Registrar.

         4.      Indenture.

                 The Company issued the Securities in one or more series under an Indenture dated as of October 14, 1994 (the "Indenture") between the Company and the Trustee. Unless otherwise defined herein, terms used herein which are defined in the Indenture shall have the meanings given thereto in the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are general unsecured subordinated obligations of the Company limited to an initial aggregate principal amount of fifty million dollars ($50,000,000).

         5.      Optional Redemption.

                 The Company may redeem the Securities at any time on or after January 1, 1997 in whole or from time to time in part in cash at a redemption price equal to 100% of the principal amount of Securities outstanding, plus accrued and unpaid interest to the redemption date. If the redemption date is subsequent to a Regular Record Date with respect to any Interest Payment Date and on or prior to such Interest Payment Date, then such accrued interest will be paid to the Person in whose name this Security is registered at the close of business on such Regular Record Date and to no other Person.

         6.      Conversion at the Election of the Company.

                 The Company may elect to convert all (but not part) of the Securities outstanding at any time before the close of business on the Maturity Date and after the date upon which the average of the Quoted Prices of the Common Stock for any 20 days during a period of 30 consecutive trading days equals or exceeds 250% of the amount obtained by dividing 1,000 by the Conversion Rate (as defined below). The Company shall provide the Trustee and the Registrar with written notice of its election to convert the Securities pursuant to the foregoing sentence and of the date selected by the Company for such conversion (the "Company Conversion Date") at least five (5) Business Days prior to the Company Conversion Date (the "Company Conversion Notice").

                 The initial conversion rate is 1,333.33 shares of Common Stock for each $1,000 principal amount of Security and each $1,000 of accrued and unpaid interest through the Company Conversion Date. The conversion rate is subject to adjustment in certain events described in the Indenture (the initial conversion rate as so adjusted, the "Conversion Rate"). No fractional shares will be issued upon conversion, but instead, the Company will deliver cash or a check in lieu of any fractional share of Common Stock. For purposes of determining the amount of cash due a Holder upon conversion at the election of the Company in lieu of fractional shares of Common Stock, each share of Common Stock shall be deemed to have a value of $0.75, subject to adjustment in an amount corresponding to any adjustment to the Conversion Rate.

                 The Company shall mail, or shall cause the Trustee to mail, within five (5) Business following its receipt of written notice of the Company Conversion Notice, a notice of conversion to each Security Holder. Such notice of conversion shall state (1) the Company Conversion Date, (2) the Conversion Rate at such date, (3) the name and address of the Conversion Agent, (4) that the Securities of such Holder must be surrendered to the Conversion Agent in order to obtain the shares of Common Stock issuable upon conversion, (5) that each Holder of a Security must complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (6) that each Holder of a Security must furnish appropriate endorsements and transfer documents if required by the Conversion Agent, and (7) that, unless the Company fails to deliver a sufficient number of shares of Common Stock and sufficient cash in lieu of fractional shares to effect the conversion, interest on the Securities shall cease to accrue on and after the Company Conversion Date. The failure of the Company to give notice of conversion to a Security Holder or any defect in such notice shall not affect the validity of the conversion of the Securities on the Company Conversion Date.

                 Once notice of conversion has been mailed and sufficient shares of Common Stock and sufficient cash in lieu of fractional shares of Common Stock have been deposited with the Conversion Agent, the Securities shall, without further action, automatically convert to shares of Common Stock at the Conversion Rate and, notwithstanding that any Securities shall not have been surrendered to the Conversion Agent, from and after the Company Conversion Date, interest shall cease to accrue on the Securities, the Securities shall no longer be deemed outstanding and the Company shall have no further obligation with respect to the Securities so converted.

                 The Company shall pay any and all documentary, stamp or similar transfer taxes due upon the issue and transfer of shares of Common Stock in connection with the conversion of the Securities pursuant to this paragraph.

         7.      Conversion Privilege.

                 A Holder of this Security may elect to convert this Security into Common Stock of the Company at any time before the close of business on the Maturity Date; provided that if such Security is called for redemption the Holder may convert it only until the close of business on the redemption date. [For a Security acquired upon its original issuance by a Strategic Investor, insert: The number of shares of Common Stock issuable upon such conversion shall for each $1,000 of principal amount of a Security be equal to the Conversion Rate then in effect.] [For a Security acquired upon its original issuance by a Person other than a Strategic Investor, insert: The number of shares of Common Stock issuable upon conversion shall for each $1,000 of principal amount of a Security be equal to the lesser of (i) the Conversion Rate then in effect, or (ii) the rate obtained by dividing 1,000 by the average of the Quoted Prices for the Common Stock for the 30 consecutive trading days ending on the Issue Date of the Security being converted (such price being referred to herein as the "Third Party Stock Price."] This Security may be converted in whole or in part.

                 To convert this Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Registrar and the Conversion Agent, (2) surrender this Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar, the Conversion Agent, the Company or the Trustee, and (4) pay any transfer or similar tax, if required.

                 On conversion of this Security, all accrued but unpaid interest to the Optional Conversion Date with respect to the converted Security shall be paid in cash.

                 The Conversion Rate is subject to adjustment as set forth in the Indenture upon the occurrence of certain events. However, no adjustment need be made in certain cases.

                 No fractional shares will be issued on conversion, but instead, the Company will deliver cash or a check in lieu of any fractional share of Common Stock. For purposes of determining the amount of cash due the Holder upon conversion of this Security in lieu of fractional shares of Common Stock, [For a Security acquired upon its original issuance by a Strategic Investor, insert -- each share of Common Stock shall be deemed to have a value of $0.75, subject to adjustment in an amount corresponding to any adjustment to the Conversion Rate.] [For a Security acquired upon its original issuance by a Person other than a Strategic Investor, insert -- each share of Common Stock shall be deemed to have a value equal to the Third Party Stock Price, subject to adjustment in an amount corresponding to any adjustment to the Conversion Rate.]

         8.      Restrictive Covenants.

                 The Indenture imposes certain limitations on the ability of the Company and its subsidiaries to, among other things, make payments in respect of its Common Stock, merge into or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions.

         9.      Subordination.

                 The Securities are subordinated in right of payment, in the manner and to the extent provided in the Indenture, to the prior payment in full payment in cash or cash equivalents of Senior Indebtedness whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed and are subject to rights of recoupment of holders of Senior Indebtedness. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

         10.     Denominations, Transfer, Exchange.

                 The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. In connection therewith, the Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security previously selected for redemption.

         11.     Persons Deemed Owners.

                 The registered Holder of a Security may be treated as the owner of the Security for all purposes whether or not the Security may be overdue, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

         12.     Unclaimed Money.

                 If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

         13.     Amendment, Supplement, Waiver.

                 Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder.

         14.     Defaults and Remedies.

                 Under the Indenture, Events of Default include (1) default for 30 days in payment of interest on the Securities; (2) default in payment of principal or premium, if any, on the Securities; (3) failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; (4) acceleration of any Indebtedness (as defined in the Indenture) of the

Company or any Subsidiary (as defined in the Indenture) in the aggregate principal amount of $10,000,000 or more, unless, within 30 days of such acceleration, the default with respect to such Indebtedness has been cured or waived, or any acceleration with respect thereto has been rescinded or annulled, or such Indebtedness has been discharged; (5) entry of a judgment or judgments against the Company, either individually or in the aggregate, in excess of $10,000,000, if such judgment or judgments remain undischarged and unbonded for a period of sixty consecutive days after the date on which the right of appeal has expired, and an enforcement proceeding is commenced by any creditor; and (6) certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the holders of at least 35% in principal amount of the Securities, by notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately, subject to certain limitations. Security Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power and may rescind an acceleration in certain circumstances. The Company must furnish an annual compliance certificate to the Trustee.

         15.     Trustee Dealings with Company.

                 The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates (as defined in the Indenture), and may otherwise deal with the Company or its Affiliates (as defined in the Indenture), as if it were not the Trustee.

         16.     No Recourse Against Others.

                 A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         17.     Authentication.

                 This Security shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Security.

         18.     Governing Law.

                 THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

         19.     Abbreviations.

                 Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (== tenants in common), TEN ENT (== tenants by the entireties), JT TEN (==joint tenants with right of survivorship and not as tenants in common), CUST (== Custodian), and U/G/M/A (== Uniform Gifts to Minors Act).

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                          Corporate Secretary
                          Carolco Pictures Inc.
                          8800 Sunset Boulevard
                          Los Angeles, California 90069

                                ASSIGNMENT FORM



To assign this Security, fill in the form below:

(I) or (We) assign and transfer this Security to

___________________________________________

(Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________
           (insert assignee's soc. sec. or I.D. no.)

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________
      (print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________

_________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________


Your Signature: ________________________________________________
                     (Sign exactly as your name appears on
                        the other side of this Security)


Date:_________________________

                               CONVERSION NOTICE



To convert this Security into Common Stock of the Company, check the box:

                                    ------

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

                                 $____________

If you want the stock certificate made out in another person's name, fill in the form below:

                                 _____________


(Insert other person's soc. sec. or tax ID number)

__________________________________________________________

__________________________________________________________

__________________________________________________________

__________________________________________________________
(Print or type other person's name, address and zip code)

- ------------------------------------------------------------------------------

Date: ______________                     Your Signature:______________________

- ------------------------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Security)